Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Screw Compression Systems, Inc.

We have audited the accompanying consolidated balance sheet of Screw Compression Systems, Inc. (the “Company”) as of December 31, 2003, and the related consolidated statements of income, stockholders’ equity, and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002 in conformity with U.S. generally accepted accounting principles.

/s/ HEIN & ASSOCIATES LLP

Dallas, Texas
December 17, 2004

SCREW COMPRESSION SYSTEMS, INC.

CONSOLIDATED BALANCE SHEET

December 31, 2003

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$967,978
Short-term investments	683,600
Trade accounts receivable, net of allowance for doubtful accounts of $2,198	1,316,322
Inventory, net of allowance of $73,220	2,029,359
Prepaid expenses and other	73,285

Total current assets	5,070,544
LEASE EQUIPMENT, net	222,450
PROPERTY AND EQUIPMENT, net	2,904,359
OTHER ASSETS	18,973

Total assets	$8,216,326

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$90,931
Accounts payable and accrued liabilities	698,579
Dividends payable	90,739

Total current liabilities	880,249
LONG-TERM DEBT, less current portion	1,388,640
COMMITMENT AND CONTINGENCY (Notes 7 and 8)
STOCKHOLDERS’ EQUITY:
Common stock, 200,000 shares authorized, par value $0.01; 100,000 shares issued and outstanding	1,000
Retained earnings	5,946,437

Total stockholders’ equity	5,947,437

Total liabilities and stockholders’ equity	$8,216,326

See accompanying notes to these consolidated financial statements.

SCREW COMPRESSION SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME

	For the Years Ended
	December 31,
	2003	2002
REVENUE:
Sales, net	$10,572,592	$11,321,135
Service and maintenance income	206,539	250,195
Leasing income and interest	95,400	87,450

Total revenue	10,874,531	11,658,780
COSTS OF REVENUE:
Cost of sales	7,977,203	8,595,375
Cost of service and maintenance	60,185	42,049

Total costs of revenue	8,037,388	8,637,424

GROSS PROFIT	2,837,143	3,021,356
OPERATING EXPENSES:
Selling expenses	164,782	169,535
General and administrative	1,307,661	1,463,086
Depreciation and amortization	303,552	262,824

Total operating expenses	1,775,995	1,895,445

INCOME FROM OPERATIONS	1,061,148	1,125,911
OTHER INCOME (EXPENSE):
Interest income	35,330	32,766
Interest expense	(119,081)	(94,075)
Other income	33,987	27,744

Total other expense	(49,764)	(33,565)

NET INCOME	$1,011,384	$1,092,346

NET INCOME PER COMMON SHARE:
Basic and diluted	$10.11	$10.92

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	100,000	100,000

See accompanying notes to these consolidated financial statements.

SCREW COMPRESSION SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For The Years Ended December 31, 2003 And 2002

				Total
	Common Stock		Retained	Stockholders'
	Shares	Amount	Earnings	Equity
BALANCES, January 1, 2002	100,000	$1,000	$4,360,538	$4,361,538
Dividends	—	—	(75,002)	(75,002)
Net income	—	—	1,092,346	1,092,346

BALANCES, January 1, 2003	100,000	1,000	5,377,882	5,378,882
Dividends	—	—	(442,829)	(442,829)
Net income	—	—	1,011,384	1,011,384

BALANCES, December 31, 2003	100,000	$1,000	$5,946,437	$5,947,437

See accompanying notes to these consolidated financial statements.

SCREW COMPRESSION SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,011,384	$1,092,346
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	303,552	262,824
Gain on disposal of assets	(20,710)	(11,527)
Changes in current assets:
Trade and other receivables	403,485	(1,013,582)
Inventory	412,132	(148,301)
Prepaid expenses and other	63,598	(30,204)
Changes in current liabilities:
Accounts payable and accrued liabilities	(935,698)	(137,808)
Changes in other assets	16,017	73,187

Net cash provided by operating activities	1,253,760	86,935
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(272,446)	(1,893,756)
Proceeds from sale of property and equipment	45,448	30,964
Purchase of short-term investments	(22,503)	(19,746)

Net cash used in investing activities	(249,501)	(1,882,538)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	—	905,811
Repayments of long-term debt	(121,377)	(69,219)
Dividends on common stock	(298,034)	(75,002)
Change in due to/from stockholder	30,001	(56,057)

Net cash provided by (used in) financing activities	(389,410)	705,533
NET CHANGE IN CASH	614,849	(1,090,070)
CASH, beginning of year	353,129	1,443,199

CASH, end of year	$967,978	$353,129

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$119,081	$94,075

Non-cash sale of property and equipment	$—	$30,000

Non-cash distribution	$100,737	$—

See accompanying notes to these consolidated financial statements.

SCREW COMPRESSION SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies

Organization Screw Compression Systems, Inc. (the “Company” or “SCS”) (a Texas corporation) is engaged in the customizing, manufacturing, and leasing of oil and gas compression systems.

Principles of Consolidation
The Company owns an interest in a Joint Venture, SCS/JALEX dba Cylinders in Plane (“CIP”). Under the terms of the Joint Venture agreement, SCS contributes all capital resources for the development of compressors and its partner contributes his expertise and services. All of the sales of CIP are to SCS. Proceeds from CIP go first to repay capital advances made by SCS. Remaining proceeds are split 50/50 among SCS and its venture partner. Based on the allocation of proceeds as stipulated in the agreement, there were no minority interests owed by the venture partner at December 31, 2003 or 2002. All significant intercompany accounts and transactions have been eliminated in consolidation.

On January 1, 2004, SCS purchased all of the venture partners’ interest for cash of $550,000.

Cash Equivalents For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

Short-Term Investments Short-term investments consist of two certificates of deposit. These certificates of deposit have original maturities of one year.

Accounts Receivable
The Company’s trade receivables consist primarily of customer obligations for the sale of compressors due under normal trade terms. The receivables are not collateralized. The Company extends credit based on management’s assessment of the customer’s financial condition, receivable aging, customer disputes and general business and economic conditions. Management believes the allowance for doubtful accounts for trade receivables of $2,198 at December 31, 2003 is adequate.

Inventory Inventory is valued at the lower of cost or market. The cost of inventories was determined by the weighted average method. At December 31, 2003, inventory consisted of the following:

Raw materials	$1,605,085
Work in process	497,494

2,102,579
Less: inventory allowance	(73,220)

$2,029,359

SCREW COMPRESSION SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Property and Equipment
Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are primarily computed using the straight-line method over the estimated useful lives of the assets, which range from three to forty years.

Gains and losses resulting from sales and dispositions of property and equipment are included in current operations. Maintenance and repairs are charged to operations as incurred.

Long-Lived Assets
The Company’s policy is to periodically review the net realizable value of its long-lived assets through an assessment of the estimated future cash flows related to such assets. In the event that assets are found to be carried at amounts in excess of estimated undiscounted future cash flows, then the assets will be adjusted for impairment to a level commensurate with a discounted cash flow analysis of the underlying assets. Based upon its most recent analysis, the Company believes no impairment of long-lived assets exists at December 31, 2003.

Advertising Costs
Advertising costs are expensed as incurred. Total advertising expense was $38,897 in 2003 and $45,911 in 2002.

Financial Instruments
Management believes that generally the fair value of the Company’s financial instruments at December 31, 2003 approximate their carrying value due to the short-term nature of the investments and the use of prevailing market interest rates for notes payable.

Revenue Recognition
Revenue from the sales of compressors and parts are recognized upon shipment to customers. Revenue from compressor service is recognized upon providing services to the customer. Lease revenue is recognized over the term of the lease agreement. The Company’s only lease agreement in 2002 and 2003 is classified as an operating lease.

Per Share Data
Basic earnings per common share are computed using the weighted average number of common shares outstanding during the period. Diluted earnings per common share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. In 2003 and 2002, there were no common stock equivalent shares.

The following table sets forth the computation of basic and diluted earnings per share:

SCREW COMPRESSION SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Year Ended December 31,
	2003	2002
Numerator:
Net income	$1,011,384	$1,092,346

Denominator for basic and diluted net income per share:
Weighted average common shares outstanding	100,000	100,000

Net income per share:
Basic and diluted	$10.11	$10.92

Description of Leasing Arrangements
The Company leases a compressor package to an entity in the petroleum industry. The Company’s cost and accumulated depreciation for the leased compressor as of December 31, 2003 was $333,675 and $111,225 respectively. This lease is classified as an operating lease with no fixed term and is on a month-to-month basis.

Income Taxes
The Company, with the consent of its stockholders, has elected to be taxed under sections of federal and state income tax law which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company’s items of income, deductions, losses and credits. As a result of this election, no income taxes have been recognized in the accompanying financial statements.

Use of Estimates
The preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates. It is at least reasonably possible these estimates could be revised in the near term and the revisions could be material.

2.	Property and Equipment

Property and equipment consists of the following at December 31, 2003:

Building	$2,114,397
Office equipment and furniture	130,922
Software	56,184
Machinery and equipment	1,046,342
Vehicles	460,070

3,807,915
Less accumulated depreciation and amortization	(903,556)

$2,904,359

SCREW COMPRESSION SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Depreciation and amortization expense for property and equipment and the leased compressor package described in Note 1 was $303,552 and $262,824 for the years ended December 31, 2003 and 2002, respectively.

3.	Line of Credit

The Company has a line of credit with a financial institution that allows for borrowings up to $1,000,000, bears interest at the prime rate plus .25% (4.25% at December 31, 2003) and requires monthly interest payments with principal due at maturity on September 2, 2004. The line of credit is collateralized by substantially all of the assets of the Company, including a certificate of deposit. At December 31, 2003, the Company had not drawn on this line of credit. This line of credit was extended in 2004 to mature in 2005.

4.	Long-term Debt

Long-term debt at December 31, 2003 consisted of the following:

Note payable to a bank, interest at 6.50%, monthly payments of principal and interest of $13,789 with remaining principal due upon maturity in January 2008. The note is collateralized by a building.	$1,456,724
Other notes payable for vehicles, various terms	22,847

Total	1,479,571
Less current portion	(90,931)

$1,388,640

Maturities of long-term debt based on contractual requirements for the years ending December 31 are as follows:

2004	$90,931
2005	79,862
2006	81,739
2007	87,292
2008	1,139,747

$1,479,571

5.	401(k) Plan

The Company offers a 401(k) Plan (the “401(k) Plan”) to all employees that have reached the age of eighteen and have completed one year of service. The participants may contribute up to the maximum allowed by law. Employer contributions are subject to management discretion and are subject to a vesting schedule of 20% each year after the first year and 100% after six years. The Company contributed $21,471 and $19,837 to the 401(k) Plan in 2003 and 2002, respectively.

SCREW COMPRESSION SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.	Major Customers and Concentration of Credit Risk

Sales to one customer in the years 2003 and 2002 amounted to a total of 80% and 83% of consolidated revenue, respectively. No other single customer accounted for more than 10% of the Company’s sales in 2003 or 2002. At December 31, 2003, one customer accounted for 90% of the Company’s trade accounts receivable.

7.	Operating Lease

The Company leases land under a noncancelable agreement that expire in May 2014 and requires monthly rental payments which are adjusted annually for CPI. The total minimum rental commitment as of December 31, 2003 is due in the future years as follows:

2004	$28,142
2005	28,142
2006	28,142
2007	28,142
2008	28,142
Thereafter	152,437

$293,147

The rent expense for the years ended December 31, 2003 and 2002 total $53,631 and $63,891, respectively.

8.	Contingency

The Company is the defendant in a lawsuit related to the purchase of a former owner’s stock. The plaintiff is seeking damages of approximately $80,000. Legal counsel is unable to form an opinion on the likely outcome of the litigation and, therefore, no amounts are recorded in the financial statements.

9.	Subsequent Event

On October 18, 2004, the Company entered into an agreement to sell all outstanding shares of the Company’s common stock to Natural Gas Services Group (“NGSG”). The agreement calls for a selling price of $15,000,000, consisting of $8,000,000 in cash, $4,000,000 in NGSG capital stock and $3,000,000 in promissory notes.

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